CPN INTERNATIONAL, Ltd., Inc.
SUITE 404
140 INTRACOASTAL POINTE DRIVE
JUPITER, FLORIDA 33477-5064
TEL: (407) 743-8333
FAX: (407) 743-8343

CPN INTERNATIONAL, LTD., INC.
INVENTION DISCLOSURE / ASSIGNMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT

It is my understanding that CPN International Ltd., Inc. and its affiliates (hereinafter called "CPN") is engaged in the business of industrial biotechnology, specialty chemicals and minerals including research, development, and manufacturing. I also understand that, as is generally customary, CPN requires its employees to assign to it all right, title, and interest in and to all inventions, discoveries, improvements, and copyright able subject matter (hereinafter separately or collectively called "rights") in the field of employment of its various employees and that it is essential for the full protection of the business of CPN that employees shall not disclose classified company information regarding such business, with which information they have or may become acquainted during the period of their employment.

Therefore, in consideration of my employment or continued employment by CPN, or within two years after the termination of, my employment by CPN, have been or may be made or conceived by me, alone or with others, and within or arising out of any field of employment in which I have worked or shall work for CPN or its affiliates or arising out of any information regarding the business of CPN or its affiliates which has been or may be received by me while in CPN's employment.

I will fully disclose to CPN as promptly as available all information known or possessed by me concerning the rights mentioned in the preceding paragraph; and upon further request of CPN, and without further remuneration to me by CPN, but at the expense of CPN, I will execute all applications for patents and for copyright registration, assignments thereof, and other instruments and do all things which CPN may deem necessary to vest and maintain in it my entire right, title, and interest in and to all such rights.

If, in the course of my employment, I receive proprietary information of CPN relating to its business operations, equipment or products, I will retain all such information in confidence and will not disclose it to any third party, except in the necessary course of the performance of my employment, and for a period of five (5) years after my employment terminates. However, nothing herein will prevent disclosures by me of any information after it is available to the general public in printed publication, or of any information furnished to myself by a third party who is not then in default of any obligation to CPN International, Ltd., Inc. or its affiliates regarding such information.

During the term of employment and for a period of three years after termination, Employee shall not, directly or indirectly, individually or in combination or association with any other person or entity:

1) solicit, or encourage any person, firm or entity to solicit, Customers or Potential Customers, or accept purchase orders from Customers or Potential Customers for any Products similar in nature to those sold or distributed by CPN as of the effective date of termination or any time during the two year period immediately prior to such date; or

2) interfere with the relationship of CPN and any of its employees, agents representatives, customers, suppliers or affiliates; or

3) attempt to divert from CPN any business in which CPN has been actively engaged during the employee's employment or any time during the two-year period immediately prior to termination; or

4) without the written approval of CPN's President, the employee will not control, invest in, accept employment with, participate in or be connected in any manner with the ownership, management, operation of any business engaged in "competition" with CPN.

This agreement replaces all previous agreements relating to the same or similar matters which I may have entered into with CPN with respect for my present and any future period of employment by CPN. It shall inure to the benefits of the successors and assigns of CPN, and shall be binding upon my heirs, assigns, administrators, and representatives. No oral agreement, statement, or representation shall alter the provisions of this agreement.

Dated: 14 January, 1998

Employee: Thomas E Bailey
(Signature)

2240 Silverthorn Dr. Rockford, IL USA
(Employee's Address)